PAGE


EXHIBIT 10.5 - COVER LETTER
---------------------------



August 14, 1997





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Selective Insurance Group, Inc. Form 10Q for the period ending
     June 30, 1997

Ladies and Gentlemen:

Accompanying this letter for filing pursuant to the Securities Act of 1933, is an amendment to the 1987 Employee Stock Purchase Savings Plan. The plan was initially filed as an exhibit with the Form 10K for the period ending December 31, 1993.

Very truly yours,

/s/ Marie A. Yorke

Marie A. Yorke
Administrative Assistant
Financial Accounting and Reporting

/MAY
Enclosures



PAGE



                      SELECTIVE INSURANCE GROUP, INC.
                      -------------------------------

RESOLVED that effective May 2, 1997, Section 3.1 of the Employee Stock Purchase Savings Plan be amended to read as follows:



                                 ARTICLE III
                                 Eligibility

3.1 Any Employee of the Company, on or prior to the commencement of an Offering, shall be eligible to participate in such Offering, subject to the limitations imposed by section 423 of the Code. For purposes hereof, to the extent permitted under section 423 of the Code, service with any corporation, partnership, or other entity acquired by the company shall be deemed to be service with the Company if the Employee is employed by the Company on the date of acquisition of such corporation, partnership or other entity by the Company. For purposes of the immediately preceding sentence, a corporation, partnership, or other entity shall be deemed to have been acquired by the Company in the event the Company has acquired a substantial amount of the assets of such corporation, partnership, or other entity or in the event the Company has acquired more than fifty percent (50%) of the voting stock or other equity interest of any such corporation, partnership or other entity.